UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 12, 2004


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 27, 2005 the Registrant announced results for its third quarter ended December 31, 2004. A copy of the press release is attached as an exhibit.

ITEM 9.01    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated January 27, 2005.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: January 27, 2005
                                           By: /s/ Alice Varisano
                                              ......................
                                              Alice Varisano,
                                              Chief Financial Officer


                                           EXHIBIT 99.1 TO FORM 8-K


FOR IMMEDIATE RELEASE                       Contact:  J. Donald Hill,
                                                      Chairman
                                                            or
                                                      Investor Relations
                                                      631-784-6175

                       EXCEL REPORTS RESULTS FOR
               THE FOURTH QUARTER AND FOR THE YEAR 2004

East Setauket, NY, January 27, 2005 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced results for the quarter and year ended December 31, 2004. Revenues of $31.3 million and $136.6 million for the quarter and year ended December 31, 2004, respectively, were 1% and 11% higher than the $31.0 million and $122.7 million reported for the quarter and year ended December 31, 2003, respectively. Net after tax earnings of $2.5 million for the quarter ended December 31, 2004 were 15% lower than the $2.9 million for the same period in 2003, and net earnings of $14.8 million for 2004 were 30.4% higher compared with earnings of $11.3 million for the full year 2003. Net earnings per diluted share of $0.21 and $1.20 for the quarter and year ended December 31, 2004, respectively, were 12.5% lower than the $0.24 earned in the fourth quarter of 2003 and 29% higher than the $0.93 earned per diluted share for the full year ended December 31, 2003. Excluding costs associated with Sarbanes Oxley compliance, the Company earned $0.24 for the quarter and $1.25 for the year ended December 31, 2004, which resulted in a flat quarter to quarter comparison and a 34% increase for the full year.

J. Donald Hill, Chairman, commented, "Overall 2004 results showed excellent earnings growth and good revenue growth. Cash generation was positive in every quarter, new product development was gratifying in every division, our long term growth strategy is on track and we believe our future prospects remain bright."

Antoine Dominic, Chief Executive Officer, added, "In 2004, we achieved record revenues with good profitability. However, our revenue growth rate of 11% from 2003 was not satisfying considering our global marketing and sales efforts. Our growth in net income of 30% from 2003 was quite good considering costs associated with Sarbanes Oxley which had an after
tax affect of $0.05 per diluted share.   Our positive cash flow during
the year resulted in an increase of over $16 million during the year with a year ending cash balance of $41.8 million with no debt."

Dominic continued, "We were disappointed by the sales performance of our systems and our pulsed laser products which affected the growth rate of our revenues. We believe we have addressed these issues and hope to
improve our performance in 2005.   Our product launches in 2004 were well
received in the market and we hope to launch several new products in 2005 which will broaden our product base and help us penetrate new markets."

Dominic concluded, "Our 2005 plan is to continue to build on our achievements in 2004. We continue to invest in our research and development programs, expand our global sales efforts and improve our operational efficiencies. In addition, we are actively seeking strategic acquisitions. Our challenge is to improve on our 2004 results and capitalize on our opportunities."

Earnings per share without SOX 404 compliance cost is a non-GAAP measure, as such this measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to this non-GAAP financial measure in making operating decisions because they provide meaningful supplemental information regarding the Company's operating performance. In addition, this non-GAAP financial measure facilitates management's internal comparisons to the Company's historical operating results. We include this non-GAAP financial measure in this press release because we believe it is useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making.

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2003. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.

                           FINANCIAL SUMMARY
                  (in thousands, except per share data)

                                    FOR THE QUARTER      FOR THE YEAR
                                   ENDED DECEMBER 31   ENDED DECEMBER 31
                                  ..................   .................

                                     2004     2003      2004      2003
                                  ........  ........  ........  ........

Net Sales & Services              $ 31,276  $ 31,040  $136,631  $122,681

Cost of Sales & Services          $ 16,665  $ 17,044  $ 72,723  $ 66,346
                                  ........  ........  ........  ........

Gross Profit                      $ 14,611  $ 13,996  $ 63,908  $ 56,335

Operating Expenses:
 Selling & Marketing              $  4,732  $  4,122  $ 18,850  $ 16,530
 General & Administrative         $  2,980  $  2,983  $ 11,341  $ 11,324
 Research & Development           $  3,653  $  3,163  $ 13,710  $ 12,598

Other Income                      $    247  $    416  $    973  $  1,049
                                  ........  ........  ........  ........

Pre-Tax Income                    $  3,493  $  4,144  $ 20,980  $ 16,932

Provision for Income Taxes        $    978  $  1,200  $  6,218  $  5,614
                                  ........  ........  ........  ........

Net Income                        $  2,515  $  2,944  $ 14,762  $ 11,318
                                  ........  ........  ........  ........
                                  ........  ........  ........  ........

Net Income Per Common Share -
 Diluted                          $   0.21  $   0.24  $   1.20  $   0.93
                                  ........  ........  ........  ........
                                  ........  ........  ........  ........

Weighted Average Common
 Shares Outstanding - Diluted       12,256    12,362    12,351    12,231

SOX 404 compliance costs
 (net of tax effect)              $    412  $      0   $   613  $      0

EPS Per Common Share -Diluted     $   0.21  $   0.24   $  1.20  $   0.93

EPS - Sox 404 compliance costs
  (net of tax effect)             $   0.03  $      0   $  0.05  $      0
                                  ........  ........  ........  ........

EPS without SOX 404 costs         $   0.24  $   0.24   $  1.25  $   0.93
                                  ........  ........  ........  ........
                                  ........  ........  ........  ........

                BALANCE SHEET & SELECTED FINANCIAL DATA

                                    DECEMBER 31, 2004  DECEMBER 31, 2003
                                    .................  .................

Cash and Equivalents                        $  41,754          $  25,740

Accounts Receivable, net                    $  19,782          $  21,917

Inventory                                   $  28,839          $  25,038

Other Current Assets                        $   3,355          $   2,314
                                            .........          .........

Total Current Assets                        $  93,730          $  75,009

Property, Plant & Equipment, net            $  26,492          $  27,665

Other Non-Current Assets & Goodwill         $  32,310          $  31,064
                                            .........          .........

Total Assets                                $ 152,532          $ 133,738
                                            .........          .........
                                            .........          .........

Accounts Payable                            $   5,265          $   4,801

Accrued Expenses and
 Other Current Liabilities                  $   8,405          $  10,668
                                            .........          .........

Total Current Liabilities                   $  13,670          $  15,469

Other Non-Current Liabilities               $   2,861          $     997

Stockholders' Equity                        $ 136,001          $ 117,272
                                            .........          .........

Total Liabilities & Stockholders' Equity    $  152,532         $ 133,738
                                            .........          .........
                                            .........          .........

Working Capital                             $  80,060          $  59,540

Current Ratio                                    6.86               4.85